UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2019

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32270 (Commission file number)	80-0103159 (I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, StoneMor Partners L.P. (the “Partnership”) announced the retirement of Mark L. Miller as Chief Financial Officer and Senior Vice President of StoneMor GP LLC, the general partner of the Partnership (“StoneMor GP”), and the appointment of Garry P. Herdler as Senior Vice President and Chief Financial Officer of StoneMor GP, effective on April 15, 2019 (the “Effective Date”).  Mr. Miller will remain with StoneMor GP as a financial advisor for a transition period through May 31, 2019.

Appointment of Garry P. Herdler as Senior Vice President and Chief Financial Officer of StoneMor GP LLC

On April 15, 2019, StoneMor Partners L.P. (the “Partnership”) announced the retirement of Mark L. Miller as Chief Financial Officer and Senior Vice President of StoneMor GP LLC, the general partner of the Partnership (“StoneMor GP”), and the appointment of Garry P. Herdler as Senior Vice President and Chief Financial Officer of StoneMor GP, effective on April 15, 2019 (the “Effective Date”).  Mr. Miller will remain with StoneMor GP as a financial advisor for a transition period through May 31, 2019.

Appointment of Garry P. Herdler as Senior Vice President and Chief Financial Officer of StoneMor GP LLC

Mr. Herdler joins StoneMor with more than 25 years combined experience as a chief financial officer, private equity management consultant, investment banker, and as a KPMG Chartered Professional Accountant/Chartered Accountant and tax advisor.  He has been a CFO of six private equity owned firms, a global real estate firm and a NYSE-listed firm.  He has a broad background as CFO in many situations and sectors, including multi-channel retail, consumer and health services, homebuilding, real estate, manufacturing and media.  From 2010 to 2016 and from 2018 to 2019 prior to joining StoneMor as CFO, Mr. Herdler acted as a financial consultant, chief financial officer and interim chief financial officer (both individually, and through his wholly-owned management company, ORE Management LLC) for various private equity-owned companies as part of operational improvements, business integration, turnarounds for various companies, and also restructurings (including Orleans Homebuilders Inc., Philadelphia Media Network Inc. and American Laser Skincare).  From 2017 to 2018, Mr. Herdler was the Chief Financial Officer of QuadReal Property Group, a real estate investment, development and management company headquartered in Vancouver, Canada, where he led the financial integration of four firms (or assets from such firms) with a C$27 billion portfolio across 17 countries.  Mr. Herdler was also responsible for QuadReal’s global capital structure and advancements in systems, processes, funding and financial strategy.  Prior to his CFO role at QuadReal, from 2016 to 2017, Mr. Herdler was a Senior Director in the Private Equity Performance Improvement Group of Alvarez & Marsal Consultants in New York.  He also has over nine years of investment banking experience in leveraged finance and equities with Deutsche Bank Securities Inc. (including its predecessors Bankers Trust and BT Securities) and CIBC World Markets Corp., primarily in New York, where he completed transactions in several industries, including deathcare.  He also spent over six years with KPMG (formerly known as KPMG Peat Marwick Thorne) providing accounting and tax advisory services in Canada, including in the KPMG Real Estate & Corporate Finance Group.

Since 2018, Mr. Herdler has served as a member of the Board of Directors, Chair of the Investment Committee and a member of the Audit Committee of Diversified Royalty Corp., a Toronto Stock Exchange listed company (ticker “DIV”).  Diversified Realty Corp. is generally engaged in the business of acquiring trademarks and royalties primarily from multi-location businesses and franchisors in North America (currently it earns royalties in Canada from investments in Mr. Lube, Sutton Group and the Air Miles Program) to pay dividends.

Mr. Herdler is a graduate of the University of British Columbia with a degree in Commerce and holds a Chartered Professional Accountant, Chartered Accountant designation in British Columbia, Canada.

In connection with Mr. Herdler’s appointment as Senior Vice President and Chief Financial Officer, StoneMor GP and Mr. Herdler entered into an employment agreement on April 10, 2019 (the “Employment Agreement”) that was effective as of the Effective Date.

The Employment Agreement provides that Mr. Herdler’s employment with StoneMor GP as Senior Vice President and Chief Financial Officer commenced on the Effective Date and will continue unless terminated by either party.  The Employment Agreement also provides that Mr. Herdler will have such duties and authority as are customarily associated with such position in similarly sized companies, and such other duties, authority and responsibilities as otherwise determined from time to time by StoneMor GP’s chief executive officer (the “CEO”) or Board of Directors (the “Board”) that are not inconsistent with his position with StoneMor GP.  Mr. Herdler will report directly to the CEO.

Mr. Herdler’s initial base salary under the Employment Agreement is $450,000 per year, which base salary will be subject to annual review by the Board.  Any decrease in base salary will be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The Employment Agreement provides that Mr. Herdler will be entitled to receive an annual incentive cash bonus with respect to each calendar year, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates.  The amount of the cash bonus will be targeted at 75% of his base salary with respect to the applicable calendar year, will not be prorated for 2019 and will be based on specific, individual and StoneMor GP goals set by the Compensation Committee of the Board.  Mr. Herdler will be entitled to a minimum incentive cash bonus for 2019 of $202,500 (less any taxes and other applicable withholdings) that will be payable in three equal installments on July 1, September 1 and December 1, 2019 provided he remains employed on the applicable payment date.

Pursuant to the Employment Agreement, Mr. Herdler was awarded a grant of 275,000 restricted common units of the Partnership (the “Restricted Units”).  In connection with such award, StoneMor GP and Mr. Herdler entered into an Executive Restricted Unit Agreement on

April 15, 2019 (the “Unit Agreement”) under the Partnership’s Amended and Restated 2019 Long-Term Incentive Plan (the “LTIP”) which provides, among other things, that:

•

the Restricted Units will vest in quarterly installments over a four year period commencing on the three month anniversary of the Effective Date, provided that all Restricted Units will become fully vested as of the date of a “Change of Control” (as defined in the LTIP);

•

certificates for Restricted Units will be issued to Mr. Herdler upon the vesting of any Restricted Units, subject to the provisions of the LTIP and further subject to Mr. Herdler paying, or making suitable arrangements to pay, all applicable taxes;

•

with respect to the Restricted Units that vest on any date on which the Partnership has not filed all required reports under Section 13(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K Reports, Mr. Herdler may satisfy his tax withholding obligations by having the Partnership withhold Restricted Units with a fair market value equal to such obligations;

•

unvested Restricted Units will be entitled to receive distributions made by the Partnership to holders of the Partnership’s common units, payment of which will be payable to Mr. Herdler on or promptly following the date on which the distributions are otherwise paid to the holders of common units;

•

all unvested Restricted Units will be subject to forfeiture in the event of the termination of Mr. Herdler’s employment (whether voluntary or involuntary and regardless of the reason for the termination, or for no reason whatsoever) with StoneMor GP or its affiliates, unless Mr. Herdler’s employment is on that date transferred to StoneMor GP or another of its affiliates; and

•

all Restricted Units and related distributions with respect thereto will be subject to clawback under any clawback policies which are adopted by the Compensation Committee, as amended from time to time, including, but not limited to, clawback listing requirements of the New York Stock Exchange imposed by Securities and Exchange Commission rules adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Under the Employment Agreement, Mr. Herdler will also be entitled to participate in the LTIP for the 2020 calendar year and each calendar year thereafter to the extent that StoneMor GP offers the LTIP to any senior executive of StoneMor GP.  Mr. Herdler’s participation in the LTIP, if Mr. Herdler is so entitled, will be in an annual amount equal to 75% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Board’s Compensation Committee in consultation with Mr. Herdler.

In the event of a “Change of Control” (as such term is defined in the LTIP), all outstanding equity interests granted to Mr. Herdler that are subject to time-based vesting provisions and that are not fully vested will become fully vested as of the date of such Change of Control.

The Employment Agreement provides that StoneMor GP will reimburse Mr. Herdler for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000 in aggregate coverage and will pay up to $10,000 in attorneys’ fees incurred by Mr. Herdler in connection with the review, negotiation and documentation of the agreement, upon presentation of appropriate receipts for such fees.

StoneMor GP may, on written notice to Mr. Herdler, terminate Mr. Herdler’s employment.  Mr. Herdler may terminate his employment at any time upon thirty (30) days’ written notice to StoneMor GP, which StoneMor GP may waive in whole or in part, in its sole discretion, by paying Mr. Herdler his base salary for such thirty (30) day notice period and StoneMor GP may accelerate the effective date of Mr. Herdler’s termination.  Mr. Herdler may also terminate his employment for “Good Reason” (as such term is defined in the agreement).  Mr. Herdler’s employment will also terminate upon determination of Disability (as such term is defined in the agreement) or automatically upon his death.

If Mr. Herdler’s employment is terminated by StoneMor GP for any reason, Mr. Herdler will be entitled to receive the following: (i) prompt payment of any base salary earned but not paid through the date of termination; (ii) prompt reimbursement of all expenses for which Mr. Herdler is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s written employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any completed calendar year that has been earned and awarded by StoneMor GP to Mr. Herdler, but has not been received by him prior to the date of termination; (vi) accrued but unused vacation, to the extent Mr. Herdler is eligible in accordance with StoneMor GP’s policies; and (vii) any other payment or benefit (other than severance benefits) to which Mr. Herdler may be entitled under the applicable terms of any written plan, program, policy, agreement, or corporate governance document of StoneMor GP, the Partnership or any of their successors or assigns.

If Mr. Herdler’s employment is terminated by StoneMor GP without “Cause” and not for death or “Disability”, or by Mr. Herdler for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. Herdler enters into a release as provided for in the agreement, Mr. Herdler would be entitled to receive, in addition to the benefits described in the preceding paragraph, payment of an amount equal to the sum of (i) his base salary as of the date of termination, to be paid in a lump sum sixty (60) days following the effective date of his termination, (ii) any unpaid portion of his minimum 2019 incentive cash bonus, to be paid in a lump sum sixty (60) days following the effective date of his termination, and (iii) a prorated portion of any bonus relating to the calendar year in which Mr. Herdler’s employment terminates, payable at such time as bonuses for the applicable calendar year, if any, are paid to other senior executives of StoneMor GP.

The Employment Agreement also includes customary covenants running during Mr. Herdler’s employment and for 12 months thereafter prohibiting solicitation of employees,

directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP or the Partnership and prohibiting Mr. Herdler from directly or indirectly competing with StoneMor GP or the Partnership. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Under the Employment Agreement, StoneMor GP is required to indemnify Mr. Herdler to the fullest extent of the law and subject to the terms of StoneMor GP’s limited liability company agreement against liabilities, costs and expenses incurred by him and arising out of or relating to, among other things, his employment under the agreement or his services for StoneMor GP, the Partnership or their successors and assigns.  The Employment Agreement also provides that Mr. Herdler will be entitled to the advancement of expenses to the full extent provided for in StoneMor GP’s limited liability company agreement.  The Employment Agreement requires that StoneMor GP maintain directors and officer’s liability insurance policies covering Mr. Herdler during his employment under the agreement, and for six years thereafter, on substantially the same terms and levels as then applying to other senior executive officers and/or members of the Board, so long as such coverage is permitted by StoneMor GP’s insurance carrier and is at no additional cost to StoneMor GP.

The foregoing summaries of the Employment Agreement and the Unit Agreement are not intended to be complete and are qualified in their entirety by reference thereto, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Retirement of Mark L. Miller

In connection with Mr. Herdler’s appointment, StoneMor GP and Mark L. Miller entered into a Retirement Agreement dated as of April 10, 2019 (the “Retirement Agreement”) pursuant to which Mr. Miller will cease serving as Chief Financial Officer and Senior Vice President of StoneMor GP, effective as of the Effective Date.  Mr. Miller will continue to serve as a financial advisor for a transition period extending through May 31, 2019 (the “Retirement Date”), after which he will retire from employment with StoneMor GP.  Mr. Miller will continue to receive his current base salary through the Retirement Date, and his previously reported $75,000 bonus for 2018 will be paid in equal installments with StoneMor GP’s next four regular payrolls.  He also will be entitled to any vested accrued benefits under StoneMor GP’s written employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the Retirement Date, and issuance of all vested but unissued equity in StoneMor GP or the Partnership.  All unvested equity in StoneMor GP or the Partnership held by Mr. Miller on the Retirement Date will be forfeited.

Under the Retirement Agreement, provided that Mr. Miller enters into a release as provided for in the Retirement Agreement, Mr. Miller will be entitled to receive, in addition to the amounts described in the preceding paragraph, retirement benefits equal to the sum of (i) eleven months of his base salary as of the date of termination, to be paid in equal installments in accordance with StoneMor GP’s normal payroll practices over an eleven-month period, and (iii) a prorated portion of any 2019 bonus, payable at such time as 2019 bonuses, if any, are paid to other senior executives of the StoneMor GP.  In consideration for the foregoing retirement benefits, Mr. Miller agreed to enter into a customary release and discharge of StoneMor GP, the Partnership and each of the other Releasees (as defined in the Retirement Agreement) on the Retirement Date, which will release and discharge them from certain employment-related and other claims, liabilities and causes of action, whether known or unknown.

The foregoing summary of the Retirement Agreement is not intended to be complete and is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Awards of Phantom Units

On April 15, 2019, the Compensation and Nominating and Governance Committee (the “Committee”) of the Board approved phantom unit awards consisting of phantom units subject to time-based vesting (“TVUs”) and phantom units subject to performance-based vesting (“PVUs”) to certain members of StoneMor GP’s senior management, including Joseph M. Redling, President and Chief Executive Officer of StoneMor GP, and Austin K. So, General Counsel, Chief Legal Officer and Secretary of StoneMor GP. The awards of phantom units were made under the LTIP.

Mr. Redling received an award consisting of an aggregate of 405,928 phantom units, of which 135,310 were TVUs and 270,618 were PVUs.  Mr. So received an award consisting of an aggregate of 114,162 phantom units, of which 65,838 were TVUs and 48,324 were PVUs.  Messrs. Redling’s and So’s TVUs shall vest, if at all, in three equal annual installments on each April 3 (or first business day thereafter) commencing on April 3, 2020.  Messrs. Redling’s and So’s PVUs shall vest based on the extent, if any, to which the Committee determines that the performance conditions established by the Committee for calendar years 2019, 2020 and 2021 have been achieved or waived in writing, as follows: (i) if the “threshold” performance condition with respect to a calendar year has been achieved or waived but not the “target” condition, then 25% of the PVUs subject to vesting with respect to such year (rounded down to the nearest whole phantom unit) shall vest; (ii) if the “target” performance condition with respect to a calendar year has been achieved or waived, then 50% of the PVUs subject to vesting with respect to such year shall vest; and (iii) if the “maximum” performance condition with respect to a calendar year has been achieved or waived, then 100% of the PVUs subject to vesting with respect to such year shall vest.

In connection with the foregoing Awards, Messrs. Redling and So entered into Key Employee Unit Award Agreements with StoneMor GP.  The foregoing summary of the Awards is not intended to be complete and is qualified in its entirety by reference to the Key Employee Unit Agreements entered into in connection therewith, copies of which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On April 15, 2019, the Partnership issued a press release announcing the retirement of Mr. Miller and the appointment of Mr. Herdler.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

Exhibit Number	Description
10.1* 10.2* 10.3* 10.4* 10.5* 10.6* 99.1**

Employment Agreement dated April 10, 2019 by and between StoneMor GP LLC and Garry P. Herdler.

Executive Restricted Unit Agreement dated April 15, 2019 by and between StoneMor GP LLC and Garry P. Herdler.

Retirement Agreement dated as of April 10, 2019 by and between Mark L. Miller and StoneMor GP LLC.

Key Employee Unit Agreement under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, dated as of April 15, 2019 by and between StoneMor GP LLC and Joseph M. Redling.

Key Employee Unit Agreement under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, dated as of April 15, 2019 by and between StoneMor GP LLC and Austin K. So.

Form of Key Employee Unit Agreement under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan.

Press Release dated April 15, 2019.

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By:/s/ Austin K. So Austin K. So General Counsel, Chief Legal Officer & Secretary